The Bancorp, Inc. Reports Third Quarter 2006 Earnings

Wilmington, De -- October 30, 2006 - The Bancorp, Inc. ("Bancorp") (Nasdaq NM: TBBK)

Third Quarter 2006 Financial highlights:
  Diluted earnings per share for the three months ended September 30, 2006 increased 91.7% to $0.23 compared to $0.12 for the three months ended September 30, 2005
  Total loans increased 54.6% to $947.5 million at September 30, 2006 from $612.7 million at September 30, 2005
  Efficiency ratio improved to 50.04% for the three months ended September 30, 2006 from 57.74% for the three months ended September 30, 2005

Bancorp, a bank holding company, reported net income available to common shareholders for the three months ended September 30, 2006 of $3.2 million, or $0.23 diluted earnings per share compared to net income available to common shareholders of $1.7 million, or $0.12 diluted earnings per share, for the three months ended September 30, 2005. Bancorp reported net income available to common shareholders for the nine months ended September 30, 2006 of $9.2 million, or $0.64 diluted earnings per share compared to net income available to common shareholders of $3.7 million, or $0.28 diluted earnings per share, for the nine months ended September 30, 2005.

At September 30, 2006, Bancorp's total assets were $1.3 billion, an increase of $335.6 million or 36.6% from December 31, 2005. Loans grew to $947.5 million, an increase of $265.9 million or 39.0% from those of December 31, 2005, and deposits grew to $1.0 billion, an increase of $288.9 million or 39.4%, from deposits at December 31, 2005. Total common shares outstanding were 13,703,437 at September 30, 2006 and 13,637,148 at December 31, 2005.

Conference Call Webcast

Interested parties can access the LIVE webcast of Bancorp's Quarterly Earnings Conference Call at 11:00 AM EST on Tuesday, October 31, 2006 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. For those who are not available to listen to the live broadcast, the replay of the webcast will be available following the live call on Bancorp's investor relations website and telephonically until Tuesday, November 7, 2006 by dialing 888-286-8010, access code 88727911.

About Bancorp

Bancorp, a bank holding company that operates The Bancorp Bank, an FDIC-insured commercial bank that delivers a full array of financial services and products both directly and through private-label affinity partner programs nationwide. The Bancorp Bank, through Philadelphia Private Bank, its regional community bank division, serves the needs of small and mid-size businesses and their principals in the Philadelphia-Wilmington region.

The Bancorp, Inc. Contact

Andres Viroslav

215-861-7990

andres.viroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)
	Three months ended		Nine Months ended
	September 30,		September 30,
	2006	2005	2006	2005
	(dollars in thousands except per share data)		(dollars in thousands except per share data)

Condensed income statement
Net interest income	$ 11,285	$ 8,755	$ 32,319	$ 22,587
Provision for loan and lease losses	825	550	2,125	1,600
Non-interest income	1,089	970	3,822	3,275
Non-interest expense	6,191	5,615	19,057	15,473
Net income from operations	5,358	3,560	14,959	8,789
Payment expense from redemption of trust preferred
subordinated debt	-	-	-	(1,285)
Net income before income tax expense	5,358	3,560	14,959	7,504
Income tax expense	2,074	1,254	5,652	2,750
Net income	3,284	2,306	9,307	4,754
Less preferred stock dividends and accretion	(29)	(170)	(83)	(578)
Less preferred stock conversion premium	-	(459)	-	(459)
Income allocated to Series A preferred shareholders	(17)	(21)	(57)	(45)
Net income available to common shareholders	$ 3,238	$ 1,656	$ 9,167	$ 3,672

Basic earnings per share excluding the preferred stock
conversion premium	$ 0.24	$ 0.16	$ 0.67	$ 0.33
Basic earnings per share from preferred stock
conversion premium	$ -	$ (0.04)	$ -	$ (0.04)
Basic earnings per share	$ 0.24	$ 0.12	$ 0.67	$ 0.29

Diluted earnings per share excluding the preferred stock
conversion premium	$ 0.23	$ 0.16	$ 0.64	$ 0.32
Diluted earnings per share from the preferred stock
conversion premium	$ -	$ (0.04)	$ -	$ (0.04)
Diluted earnings per share	$ 0.23	$ 0.12	$ 0.64	$ 0.28
Weighted average shares - basic	13,685,520	12,917,879	13,662,718	12,540,093
Weighted average shares - diluted	14,341,277	13,426,497	14,273,151	12,948,421

Pro forma calculation of net income and
earnings per share for FAS 123(R) (1)
Net income as reported		$ 2,306		$ 4,754
Add stock-based compensation expense included in reported net
income, net of related tax effects		$ 12		$ 12
Less stock-based compensation costs under fair value
method for all awards		(55)		(1,838)
Pro forma net (loss) income		2,263		2,928
Less preferred stock dividends and accretion		(170)		(578)
Less preferred stock conversion premium		(459)		(459)
Less preferred stock dividends and accretion		(21)		(45)
Net loss available to common shareholders		1,613		1,846
Basic earnings per share, pro forma		$ 0.12		$ 0.15
Diluted earnings per share, pro forma		$ 0.12		$ 0.14

	September 30,	June 30,	December 31,	September 30,
	2006	2006	2005	2005
Condensed balance sheet
Assets
Federal funds sold	$ 156,222	$ 118,918	$ 89,437	$ 85,811
Investment securities	115,477	113,725	103,596	105,888
Loans	947,501	842,822	681,582	612,712
Allowance for loan and lease losses	(7,583)	(6,751)	(5,513)	(5,075)
Other assets	41,447	36,645	48,369	39,493
Total assets	$ 1,253,064	$ 1,105,359	$ 917,471	$ 838,829

Liabilities and shareholders' equity
Transaction accounts	$ 509,868	$ 479,687	$ 467,826	$ 381,941
Time deposits	511,600	417,164	264,762	275,762
Total deposits	1,021,468	896,851	732,588	657,703
Other borrowings	81,181	64,569	46,908	45,546
Other liabilities	4,990	3,213	3,028	2,487
Shareholder's equity	145,425	140,726	134,947	133,093
Total liabilities and shareholders' equity	$ 1,253,064	$ 1,105,359	$ 917,471	$ 838,829

	Third	Second	Fourth	Third
	quarter	quarter	quarter	quarter
Average condensed balance sheet	average 2006	average 2006	average 2005	average 2005
Assets
Federal funds sold	$ 57,148	$ 57,762	$ 63,742	$ 43,474
Investment securities	113,337	112,885	104,888	107,112
Loans	899,369	803,704	631,554	583,119
Allowance for loan and lease losses	(7,022)	(6,359)	(5,268)	(4,805)
Other assets	34,382	35,614	42,237	28,398
Total assets	$ 1,097,214	$ 1,003,606	$ 837,153	$ 757,298

Liabilities and shareholders' equity
Transaction accounts	$ 464,223	$ 474,392	$ 413,473	$ 335,500
Time deposits	443,585	348,607	259,073	239,012
Total deposits	907,808	822,999	672,546	574,512
Other borrowings	43,765	37,130	28,492	48,178
Other liabilities	4,368	4,972	2,176	2,109
Shareholders' equity	141,273	138,505	133,939	132,499
Total liabilities and shareholders' equity	$ 1,097,214	$ 1,003,606	$ 837,153	$ 757,298

Loan Portfolio
	September 30,	June 30,	December 31,	September 30,
	2006	2006	2005	2005
	Amount	Amount	Amount	Amount

Commercial	$ 154,750	$ 136,892	$ 119,654	$ 98,067
Commercial mortgage	287,719	238,406	190,153	187,040
Construction	245,338	227,842	168,149	156,442
Total commercial loans	687,807	603,140	477,956	441,549
Direct financing leases, net	93,447	92,729	81,162	74,895
Residential mortgage	62,763	67,823	62,378	46,183
Consumer loans and others	104,174	79,867	61,017	50,928
	948,191	843,559	682,513	613,555
Unamortized costs	(690)	(737)	(931)	(843)
Total loans, net of unamortized fees and costs	$ 947,501	$ 842,822	$ 681,582	$ 612,712

	Three months ended		Nine months ended
	September 30 ,		September 30,
	2006	2005	2006	2005
Selected operating ratios
Return on average assets	1.20%	1.22%	1.24%	0.90%
Return on average equity	9.30%	6.96%	8.97%	4.96%
Net interest margin	4.21%	4.77%	4.41%	4.47%
Efficiency ratio	50.04%	57.74%	52.73%	59.98%
Book value per share	$ 10.52	$ 9.70	$ 10.52	$ 9.70

			As of or for the period ended
			September 30,
Asset quality ratios			2006	2005
Nonperforming loans to total loans			0.77%	0.04%
Nonperforming assets to total assets			0.58%	0.03%
Allowance for loan and lease losses to total loans			0.80%	0.83%
Nonaccrual loans			$ -	$ -
Loans 90 days past due still accruing interest			$ 7,266	$ 247

(1) As disclosed in Form 10-Q for the three and nine months ended September 30, 2005